Exhibit-5.1

                        FROHLING, HUDAK & PELLEGRINO, LLC
                               COUNSELLORS AT LAW

425 EAGLE ROCK AVENUE
SUITE 200
ROSELAND, NJ 07068                                             NEWARK, NJ 07101
     (973) 226-4600                                             (973) 622-2800
FAX  (973) 226-0969

                                                                Please Reply to:
                                                                [X] Roseland
                                                                [ ] Newark


                                November 20, 2000

 The Tirex Corporation
 3828 St. Patrick
 Montreal, PQ
 Canada H4E 1A4

 Ladies and Gentlemen:

         You have requested our opinion as U.S. Securities Counsel for The Tirex Corporation Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the registration of an aggregate of one million, four hundred twenty-three thousand, ninety-three (1,423,093) shares of Common Stock of the Company (the "Shares"), $.001 par value, per share, issued pursuant to The Tirex Corporation Stock Plan and various Consulting Agreements between the Company and the Consultants (the "Agreements").

         We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about November 20, 2000 (the "Registration Statement"), the Agreements, the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

         Based on the foregoing examination, it is our opinion, and we so advise, that upon issuance and sale in the manner described in the Registration Statement and the exhibits thereto, the Shares will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Frohling, Hudak & Pellegrino, LLC
                                    -------------------------------------
                                    FROHLING, HUDAK & PELLEGRINO, LLC